LOAN AGREEMENT

 The Loan Agreement (the "Agreement") is entered into as of February 18, 2008 between the following two parties.

 (1)   Jieming Huang (the "Lender"), an individual with
     LEGAL ADDRESS: Room 102, Bing Suite, No.65 Qingtanxincun, Changzhou, China 213000

 (2)   Baby Fox International, Inc. (the "Borrower"), a Nevada State company in the United Steates of America, with
        ADDRESS: Minhang District, 89 Xinbang Road, Suite 305-B5, Shanghai, P.R. China

 The Lender and the Borrower will each be referred to as "One Party" and the Lender together with the Borrower will be referred to as "Both Parties" collectively.

 WHEREAS, the Borrower holds 100% equity in Shanghai Baby Fox Fashion Co., Ltd. (the "Borrower's Company"), a limited liability company registered in the People's Republic of China (the "PRC").

 WHEREAS, the Lender is an individual P. R. China citizen, The Lender intends to provide a loan to the Borrower.

 NOW THEREFORE, Both Parties agree as follows:

1.      LOAN

1.1
The Lender agrees to provide a long-term loan to the Borrower with the principal as US$ 810,160.25, with five percent of annual interest (5%), in accordance with the terms and conditions set forth in this Agreement. Term for such loan will be five (5) years and shall be extended upon the agreement of Both Parties through negotiations. During the term or extended term of such loan, the Borrower shall refund the loan ahead of the loan term or the extended loan term.

1.2
The Lender agrees to remit the amount of such loan to the account designated by the Borrower within seven (7) days after receiving the Borrower's written notification to use the loan, provided that all of the preconditions set forth in Section 2 of this Agreement are satisfied. The Borrower shall issue confirmation notification to the Lender on the day receiving the amount of the loan. The commitments of the Lender under this section are effective only to the Borrower itself, but not the Borrower's inheritor or transferee.

1.3
The Borrower agrees to accept such loan provided by the Lender and agrees and warrants hereby such loan shall be used only for the investment in the Borrower's Company to expand the business of the company. Without the Lender's prior written consent, the Borrower shall not use the amount of such loan for any other purpose or transfer or pledge its equity in the Borrower's Company to any other third party.

2.      PRECONDITIONS OF THE LOAN

 The Lender will be liable to provide loan to the Borrower in accordance with Section 1.1 when all of the following conditions are satisfied or are waived by the Lender in writing.

2.1    Subject to the terms of Section 1.2, the Lender receives the drawing notice formally issued by the Borrower.

3.      REPRESENTATION AND WARRANTIES

3.1	The Lender hereby represents and warrants to the Borrower that, from the execution date of this Agreement until the date this Agreement terminates,

(a)	the Lender is an individual existing under the laws of The People’s Republic of China;

(b)	the Lender has full right, power and all necessary and appropriate approval and authorization to execute and perform this Agreement;

(c)
the execution and the performance of this Agreement shall not  be against any enforceable and effective laws and regulations,  governmental approval, authorization and notification, other government documents and  any contracts executed with, or commitments made to, any third party; and

(d)	this Agreement shall constitute the legal, valid and binding obligations of the Lender, which is enforceable against the Lender in accordance with its terms upon its execution.

3.2	The Borrower hereby represents and warrants that, from the execution date of this Agreement until the date this Agreement terminates,

(a)
the Borrower's Company is a limited liability company  registered and validly existing under the laws of Nevada State   in the United States of America, and the  Borrower is the legal owner of its equity interest in the  Borrower’s Company;

(b)
subject to its articles of association and other  organizational documents, the Borrower has full right, power  and all necessary and appropriate approval and authorization  to execute and perform this Agreement;

(c)
the execution and the performance of this Agreement shall not  be against any enforceable and effective laws and regulations,  governmental approval, authorization and notification, other  government documents and any contracts executed with, or  commitments made to, any third party;

(d)	this Agreement shall constitute the legal and valid obligations of the Borrower, which is enforceable against the Borrower in accordance with its terms upon its execution;

(g)	there are no disputes and legal or other proceedings pending or threatened before any court, tribunal or other regulatory authority and involving the Borrower; and

(h)
the Borrower's Company has completed all governmental  approval, authorization, license, register, filing and  otherwise necessary to carry out the business subject to its  business license and to possess its assets.

4.      COMMITMENTS OF BORROWER

4.1	The Borrower, as major shareholder of the Borrower's Company, agrees that it shall cause the Borrower's Company, during the term of this Agreement,

(a)	not to supply, amend or modify its articles of association, to increase or decrease its registered capital, or to change its capital structure in any way without the Lender's prior written consent;

(b)	subject to good financial and business rules and practices, to maintain and operate its business and handle matters prudently and effectively;

(c)
not to sell, transfer, mortgage, dispose of in any other way,  or to create other security interest on, any of its assets,  business or legal right to collect interests without the  Lender's prior written consent;

(d)
without the Lender's prior written consent, not to create,  succeed to, guarantee or permit any debt, except (i)the debt  arising in the course of the ordinary or daily business  operation, but not arising from the loan, and (ii)the debt  being reported to the Lender or having approved by the Lender  in writing;

(e)	to operate persistently all the business of the Borrower's Company and to maintain the value of its assets;

(f)
without the Lender's prior written consent, not to execute any  material contracts (during this stage, a contract will be  deemed material if the value of it exceeds US$10,000) except  those executed during the ordinary operation;

(g)
not to provide loan or credit to any person without the  Lender's prior written consent;   (h) to provide information concerning all of its operation and  financial affairs subject to the Lender's request;

(i)
to purchase insurance from the insurance company accepted by  the Lender and maintain persistently such insurance, provided  that the amount and type of such insurance are as the same as,  or equivalent to, the insurance amount and insurance type  taken out generally by the company which operates, in the same  territory, the similar business and possesses the similar  properties or assets;

(j)	not to merger or combine with, buy or invest in, any other person without the Lender's prior written consent;

(k)	to inform promptly the Lender of the pending or threatened suit, arbitration or regulatory procedure concerning the assets, business or income of the Borrower's Company;

(l)
to execute all necessary or appropriate documents, to take all  necessary or appropriate action and to bring all necessary or  appropriate lawsuit or to make all necessary and appropriate  defending against all claims, in order to maintain the  ownership of the Borrower's Company for all its assets;

(m)
without the Lender's prior written consent, not to issue  dividends to each shareholder in any form, provided however,  the Borrower's Company shall promptly allocate all its  allocable profits to each of its shareholders upon the  Lender's request;

(n)	to appoint any person designated by the Lender to be the director of the Borrower's Company subject to the Lender's request;

4.2    The Borrower agrees that it shall, during the term of this Agreement,

(a)	not sell, transfer, mortgage, dispose of in any other way, or create other security interest on, any of its legal right of equity or equity interest without the Lender's prior written consent

(b)
cause the shareholder's meeting appointed by the Lender not to  sell, transfer, mortgage, dispose of in any other way, or to  create other security interest on, any of the Borrower's legal  right of equity or equity interest without the Lender's prior  written consent, except that the counter party is the Lender  or those designated by the Lender;

(c)	cause the shareholder's meeting appointed by the Lender not to merge or combine with, buy or invest in, any person without the Lender's prior consent;

(d)	promptly inform the Lender of the pending or threatened suit, arbitration or regulatory procedure concerning the Borrower's equity in the Borrower's Company;

(e)
execute all necessary or appropriate documents, take all  necessary or appropriate action and bring all necessary or  appropriate lawsuit or make all necessary and appropriate  defending against all claims, in order to maintain the  ownership of the Borrower's Company for all its assets;

(f)	do nothing that may materially affect the assets, business and liabilities of the Borrower's Company without the Lender's prior written consent;

(g)	appoint any person to be the director of the Borrower's Company subject to the Lender's request;

5.      DEFAULT

 The Borrower shall pay the overdue interests with 0.01% per day of the overdue amount until the Borrower refunds all of the principal, overdue interests of the principal and other money, in the event when the Borrower dose not perform its obligation of repayment.

6.      NOTIFICATIONS

 Notice or other communications under this Contract shall be delivered personally or sent by facsimile transmission or by registered mail to the address set forth below, except that such address has been changed in writing. The date noted on the return receipt of the registered mail is the service date of the notice if the notice is sent by registered mail; the sending date is the service date of the notice if the notice is sent personally or by facsimile transmission. The original of the notice shall be sent personally or by registered mail to the following address after the notice is sent by facsimile.

the Lender:	Room 102, Bing Suite, No.65 Qingtanxincun, Changzhou, China 213000 Attn: Jie-min Huang

the Borrower:	Minhang District, 89 Xinbang Road, Suite 305-B5, Shanghai, P.R. China Attn: Board of Director

7.      CONFIDENTIALITY

 Both parties acknowledge and confirm that any oral or written materials concerning this Agreement exchanged between them are confidential information. Both parties shall protect and maintain the confidentiality of all such confidential data and information and shall not disclose to any third party without the other party's written consent, except (a) the data or information that was in the public domain or later becomes published or generally known to the public, provided that it is not released by the receiving party, (b) the data or information that shall be disclosed pursuant to applicable laws or regualtions,and (c) the data or information that shall be disclosed to One Party's legal counsel or financial counsel who shall also bear the obligation of maintaining the confidentiality similar to the obligations hereof. The undue disclosing of the confidential data or information of One Party's legal counsel or financial counsel shall be deemed the undue disclosing of such party who shall take on the liability of breach of this Agreement. This section shall survive after this Agreement terminates by any reason.

8.      GOVERNING LAW AND SETTLEMENT OF DISPUTES

3.1	The execution, validity, interpretation, performance, implementation, termination and settlement of disputes of this Agreement shall be governed by the laws of PRC.

3.2
Both Parties shall strive to settle any dispute arising from  the interpretation or performance in connection with this  Agreement through friendly consultation within 30 days after  One Party ask for consultation. In case no settlement can be  reached through consultation, One Party can submit such matter  to China International Economic and Trade Arbitration  Commission (the "CIETAC"). The arbitration shall follow the  current rules of CIETAC, and the arbitration proceedings shall  take place in Shanghai. The arbitration award shall be final  and binding upon the Both Parties and shall be enforceable in  accordance as its terms.

3.3
In case of any disputes arising out of the interpretation and  performance of this Agreement or any pending arbitration of  such dispute, Both Parties shall continue to perform their  rights and obligations under this Agreement, except that such  maters are involved in the disputes.

9.      MISCELLANEOUS

9.1	This Agreement shall be effective as of the date of execution and shall expire when Both Parties has fully performed their obligations under this Agreement.

9.2	This Agreement is executed in English forms, and in case of conflicts, the English version shall prevail.

9.3
Both Parties may amend and supply this Agreement with a written  agreement The amendment and supplement duly executed by Both Parties  shall be part of this Agreement and shall have the same legal effect  as this Agreement.

9.4	Any provision of this Agreement that is invalid or unenforceable shall not affect the validity and enforceability of any other provisions hereof.

9.5	The Appendices referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

the Lender: Jie-ming Huang

the Borrower: Baby Fox International, Inc.

Ping Chen
Vice President of Finance